FORM OF

                                WARRANT AGREEMENT

                                   DATED AS OF

                                 APRIL ___, 2000

                                     BETWEEN

                              SILICON GAMING, INC.

                                       AND

                          EQUISERVE TRUST COMPANY, N.A.

                                AS WARRANT AGENT

                                   ----------
                                  WARRANTS FOR

                                 COMMON STOCK OF

                              SILICON GAMING, INC.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS........................................................  1

   1.1   DEFINITIONS.........................................................  1
   1.2   RULES OF CONSTRUCTION...............................................  3

ARTICLE II WARRANT CERTIFICATES..............................................  3

   2.1   FORM OF WARRANT CERTIFICATES........................................  3
   2.2   EXECUTION AND DELIVERY OF WARRANT CERTIFICATES......................  3
   2.3   LOSS OR MUTILATION..................................................  4

ARTICLE III EXERCISE TERMS...................................................  4

   3.1   EXERCISE PRICE......................................................  4
   3.2   EXPIRATION; TERMINATION.............................................  5
   3.3   MANNER OF EXERCISE..................................................  5
   3.4   ISSUANCE OF WARRANT SHARES..........................................  5
   3.5   FRACTIONAL WARRANT SHARES...........................................  6
   3.6   RESERVATION OF WARRANT SHARES.......................................  6
   3.7   COMPLIANCE WITH LAW.................................................  6
   3.8   AMENDMENT OF OUTSTANDING OPTIONS....................................  7

ARTICLE IV ANTIDILUTION PROVISIONS...........................................  7

   4.1   ADJUSTMENT OF EXERCISE PRICE AND WARRANT NUMBER.....................  7
   4.2   NOTICE OF ADJUSTMENT................................................ 10
   4.3   NOTICE OF CERTAIN TRANSACTIONS...................................... 10
   4.4   ADJUSTMENT TO WARRANT CERTIFICATE................................... 10

ARTICLE V TRANSFERABILITY.................................................... 11

   5.1   TRANSFER AND EXCHANGE............................................... 11
   5.2   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE................. 11
   5.3   SURRENDER OF WARRANT CERTIFICATES................................... 12

ARTICLE VI WARRANT AGENT..................................................... 12

   6.1   APPOINTMENT OF WARRANT AGENT........................................ 12
   6.2   RIGHTS AND DUTIES OF WARRANT AGENT.................................. 12
   6.3   INDIVIDUAL RIGHTS OF WARRANT AGENT.................................. 13
   6.4   WARRANT AGENT'S DISCLAIMER.......................................... 13
   6.5   COMPENSATION........................................................ 13
   6.6   SUCCESSOR WARRANT AGENT............................................. 13

ARTICLE VII MISCELLANEOUS.................................................... 15

   7.1   COMPANY RESALES..................................................... 15
   7.2   SEC REPORTS AND OTHER INFORMATION................................... 15
   7.3   PERSONS BENEFITING.................................................. 15
   7.4   RIGHTS OF HOLDERS................................................... 15
   7.5   AMENDMENT........................................................... 15
   7.6   NOTICES............................................................. 16
   7.7   GOVERNING LAW....................................................... 17
   7.8   SUCCESSORS.......................................................... 17
   7.9   MULTIPLE ORIGINALS.................................................. 17
   7.10     TABLE OF CONTENTS................................................ 17
   7.11     SEVERABILITY..................................................... 17
   7.12     FURTHER ASSURANCES............................................... 18

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                                WARRANT AGREEMENT

     This WARRANT AGREEMENT (this "Agreement") dated as of April ___, 2000, is entered into by and between SILICON GAMING, INC., a California corporation (together with its permitted successors and assigns, the "Company"), and EQUISERVE TRUST COMPANY, N.A., a national banking association having its principal offices in Canton, Massachusetts, as Warrant Agent (together with its permitted successors and assigns, the "Warrant Agent").

     WHEREAS, the Company has undergone a financial restructuring wherein the Company will conduct an exchange offer pursuant to which the holders of Common Stock par value $.001 per share ("Common Stock") of the Company will be provided an opportunity to exchange their outstanding shares of Common Stock for a unit ("Unit") consisting of one share of Common Stock and one warrant, as hereinafter described ("Warrant" or, taken collectively, the "Warrants"), to purchase
3.59662 shares of Common Stock.

     WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuances, division, transfer, exchange, substitution and exercise of the Warrants, and the Warrant Agent is willing so to act.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:

                                   ARTICLE I

                                   Definitions

1.1 DEFINITIONS.

     "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York City or in the city where the Warrant Agent's principal corporate trust office is located.

     "Certificated Warrants" means certificated Warrants in fully registered definitive form.

     "Common Stock" has the meaning ascribed thereto in the preamble to this Agreement.

     "Election Notice" means the Notice of Election to Participate distributed to shareholders on or about April 17, 2000 with the Offering Circular pursuant to the exchange offer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall have the meaning set forth in Section 3.1.

     "Expiration Date" shall have the meaning set forth in Section 3.2.
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     "Extraordinary  Transaction"  shall have the  meaning  set forth in Section
4.1(d).

     "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than or equal to $1 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $1 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

     "Issue Date" means the date on which Warrants are initially issued.

     "Offering Circular" means the Offering Circular dated April 12, 2000, setting for the terms and conditions of the exchange offer, as well as information regarding the Company, distributed to shareholders of the Company on April 17, 2000.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

     "Person" means any individual,  corporation, company (including any limited
liability   company),   partnership,   joint  venture,   trust,   unincorporated
organization, government or any agency or political subdivision thereof.

     "Redeemable Stock" means, with respect to any Person, any capital stock that by its terms (or by the terms of any security into which it is convertible or exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or
(iii) is convertible or exchangeable for indebtedness.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Termination Date" shall have the meaning set forth in Section 3.2.

     "Trigger Date" shall have the meaning set forth in Section 3.2.

     "Units" shall have the meaning set forth in the preamble.

     "Voting Stock" means all classes of capital stock of a corporation then outstanding and normally entitled to vote in the election of directors.

     "Warrant Certificate" shall have the meaning set forth in Section 2.1.

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     "Warrant Number" shall have the meaning set forth in Section 4.1.

     "Warrant Shares" means the Common Stock (and other securities) issuable upon the exercise of the Warrants.

1.2 RULES OF CONSTRUCTION. Unless the text otherwise requires:

     (i)  a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (iii) "or" is not exclusive;

     (iv) "including" means including, without limitation; and

     (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              Warrant Certificates

     2.1 FORM OF WARRANT CERTIFICATES. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage. The Company shall approve the form of the Warrant Certificates and any notation, legend or endorsement on them.

     The terms and provisions contained in the forms of the Warrant Certificates annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

     The Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the Officer of the Company executing such Warrant Certificates, as evidenced by such Officer's execution of such Warrant Certificates.

     2.2 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. The Company is undertaking an exchange offer pursuant to which eligible shareholders will have the opportunity to exchange their shares of Common Stock for Units consisting of one share of Common Stock and one Warrant to purchase 3.59662 shares of Common Stock for each whole share of Common Stock then held by the holder. The exchange offer will be conducted pursuant to the Offering Circular and the Election

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Notice. Warrant Certificates  evidencing Warrants to purchase an aggregate of up to 58,985,734 Warrant Shares (subject to adjustment) shall be executed on or prior to the Issue Date by the Company and delivered to the Warrant Agent for countersignature. The Warrant Agent shall countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the holders of Common Stock who timely tender their Election Notices in compliance with the provisions of the Offering Circular and the Election Notice. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required hereby.

     The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be an Officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be an Officer of the Company.

     2.3 LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft,
destruction  or  mutilation  of  any  Warrant   Certificate   and  of  indemnity
satisfactory  to them  and  (in  the  case of  mutilation)  upon  surrender  and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.3 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable under applicable law, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                  ARTICLE III

                                 Exercise Terms

     3.1 EXERCISE PRICE. The number of Warrant Shares into which each Warrant will be exercisable (subject to adjustment as provided in this Agreement) shall be 3.59662. The Warrants will be exercisable on or after the first anniversary

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date following the Issue Date, initially at a price per Warrant Share of $0.1528
(the "Exercise Price"); provided, however, in the event an Extraordinary Transaction occurs during the first 12 months following the Issue Date the Warrants will automatically become exercisable.

     3.2 EXPIRATION; TERMINATION. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the fourth anniversary of the Issue Date (the "Expiration Date"), or (ii) the date such Warrant is exercised. In addition, following the second anniversary of the Issue Date the Warrants will automatically terminate, if not sooner exercised, on the 180th day (the "Termination Date") following any period of twenty (20) consecutive trading days ending on the date (the "Trigger Date") in which the average closing price of the Common Stock on the NASDAQ National Market, New York Stock Exchange, or other national exchange (adjusted for any stock split, reverse stock splits or stock dividend) equals or exceeds $0.2346 per share. The Company shall within five (5) days after the Trigger Date deliver to the Warrant Agent, and the Warrant Agent shall within five (5) days thereafter mail to the holders, a notice (in such form as shall be furnished to the Warrant Agent by the Company) informing the holders of the occurrence of the Trigger Date, specifying the Termination Date, and stating that the Warrants will automatically terminate on the Termination Date (unless the Expiration Date or exercise of the Warrants shall have earlier occurred).

     3.3 MANNER OF EXERCISE. Warrants may be exercised, subject to Section 3.7 upon surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock (set forth as Exhibit 1 to the Warrant Certificate) duly filled in and signed by the registered holder thereof and the Exercise Price for each Warrant Share purchased (which Exercise Price may consist of a cashless exercise as indicated on the applicable election form). The rights represented by the Warrants shall be exercisable at the election of the holder thereof either in full or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. Funds received by the Warrant Agent as consideration for the exercise of the Warrants must be delivered to the Company within 3 business days following receipt.

     3.4 ISSUANCE OF WARRANT SHARES. Upon the surrender of Warrant Certificates and receipt of the Exercise Price for each Warrant Share purchased, as set forth in Section 3.3, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share

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Exercise Price; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided, further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

     3.5 FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.5, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the market price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

     3.6 RESERVATION OF WARRANT SHARES. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will deliver a copy of this Agreement to the Stock Transfer Agent with instructions to maintain it until the Expiration Date. The Company will supply the Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.5. The Company will furnish to the Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder.

     Before  taking any action  which  would  cause an  adjustment  pursuant  to
Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

     The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issuance in accordance with the terms set forth herein and in the Warrant Certificate, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

     3.7 COMPLIANCE WITH LAW. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act or otherwise for

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the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

     (b)The Company will, upon the earlier to occur of (i) forty-five days prior to the first anniversary date of the Issue Date, or (ii) an Extraordinary
Transaction, file with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act covering the issuance of the Warrant Shares upon exercise of the Warrants and shall use reasonable efforts to cause the Securities and Exchange Commission to declare such registration statement effective under the Securities Act not later than the date the Warrants first become exercisable. The Company will use reasonable efforts to maintain the effectiveness of such Registration Statement under the Securities Act at all times that the Warrants are exercisable. At all times that the Warrants are exercisable, if and to the extent that the Common Stock is approved for listing on the Nasdaq National Market, the New York Stock Exchange or other national securities exchange, the Company shall take all action required to qualify the Warrant Shares for listing on such market or exchange. If and to the extent the Company fails to comply with any of the covenants set forth in this Section 3.7(b), the Expiration Date shall be extended by a number of days equal to the number of days the Company failed to so comply with such covenants (such extension period to be computed concurrently, and not consecutively, for one or more simultaneous failures to so comply with such covenants).

     (c) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

     3.8 AMENDMENT OF OUTSTANDING OPTIONS. The Company will not amend the terms or provisions of its Amended and Restated 1994 Stock Option Plan, 1996 Outside Directors Stock Option Plan, 1996 Employee Stock Purchase Plan, 1997 Nonstatutory Stock Option Plan, 1998 Employee Stock Purchase Plan, any option agreements outstanding thereunder or any other plan or agreement under which options to employees or directors are outstanding as of the Issue Date (collectively the "Plans"), if such amendment would result in (i) a decrease in the per share exercise price, or (ii) an increase in the number of shares for which the options might be exercised, of any options outstanding as of the Issue Date under the Plans, other than as provided for by the terms and provisions of the Plans as in effect on the Issue Date.

                                   ARTICLE IV

                             Antidilution Provisions

     4.1 ADJUSTMENT OF EXERCISE PRICE AND WARRANT NUMBER. The number of Warrant Shares issuable upon the exercise of each Warrant (the "Warrant Number") is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 4.1.

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     (a)  Adjustment for Change in Capital Stock

     If the Company:

          (1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

          (2) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

          (3) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     Such adjustment shall be made successively whenever any event listed above shall occur.

     The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock with the intention of denying the Warrant holders the benefit of the foregoing provisions unless the Warrant holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this Section 4.1.

     (b) ADJUSTMENT TO EXERCISE PRICE Upon each adjustment to the Warrant Number pursuant to this Section 4.1, the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a quotient, the numerator of which is the Warrant Number in effect immediately prior to such adjustment and the denominator of which is the Warrant Number in effect immediately after such adjustment.

     (c) WHEN NO ADJUSTMENT REQUIRED If an adjustment is made upon the establishment of a record date for a reclassification subject to subsection (a), hereof and such reclassification is subsequently cancelled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such reclassification, to that which would have been in effect if such record date had not been fixed.

     (d) REORGANIZATIONS In the event of, prior to the Expiration Date, (i) a merger, reorganization or consolidation in which a majority of the outstanding voting power of the surviving or consolidated corporation immediately following

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such event is held by  persons  or  entities  who were not  stockholders  of the
Company immediately prior to such event, (ii) the sale or transfer or all or substantially all of the properties and assets of the Company and its subsidiaries, (iii) any purchase by any party (or group of affiliated parties) other than any investment fund or funds associated with DDJ Capital management
LLC,  of  all  of  the  shares  of  capital   stock  of  the  Company  (each  an
"Extraordinary Transaction"), the Warrants shall terminate on the effective date of such Extraordinary Transaction, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of the Warrants or the substitution for the Warrants of new warrants of the successor person or entity or a parent or subsidiary thereof, with such adjustment as the number and kinds of shares and the per share exercise price as shall be necessary to provide holders of the Warrants upon exercise thereof with the kind and amount of securities, cash or other assets that such holder (net of Exercise Price) would have owned immediately after the Extraordinary Transaction if such holder had exercised the Warrant immediately before the effective date of the Extraordinary Transaction. In the event of any transaction which will result in such termination, the Company shall give to the Warrant Agent written notice thereof. Until the earlier to occur of such effective date or record date, the holders of Warrants may exercise the Warrants in accordance with their terms, but after such effective date or record date, as the case may be, holders of Warrants may not exercise the Warrants unless they are assumed or substituted by the successor as provided above.

     (e) FORM OF WARRANTS Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants here or hereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     (f) OTHER DILUTIVE EVENTS In case any event shall occur as to which the provisions of this Section 4.1 are not strictly applicable but the failure to make any adjustment would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such section, then, in each such case, such Board of Directors shall make a good faith adjustment to the Exercise Price and Warrant Number into which each Warrant is exercisable in accordance with the intent of this Section 4.1.

     (g) MISCELLANEOUS For purpose of this Section 4.1, the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as Common Stock of the Company as of the date of this Agreement and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (e) of this Section 4.1, inclusive, and the other provisions hereof with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

     4.2 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each holder in accordance with Section 7.6. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

     4.3 NOTICE OF CERTAIN TRANSACTIONS. In the event that the Company shall propose (a) to effect any Extraordinary Transaction or (b) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the holders at their addresses as they appear in the Certificate register, which shall specify the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment, if any, which will be required as a result of such action. Such notice shall be given by the Company at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     4.4 ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate to give effect to such adjustments. Such a change in form will not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE V

                                 Transferability

     5.1 TRANSFER AND EXCHANGE. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     The Warrants will not be registered under the Securities Act. The Warrants may not be sold, transferred or otherwise disposed of except pursuant to a valid exemption from the registration requirements of the Securities Act and applicable state securities laws. A holder may transfer its Warrants only pursuant to a valid exemption from the registration requirements of applicable securities laws and only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a holder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

     5.2 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. When Certificated Warrants are presented to the Warrant Agent with a request from the holder of such Warrants to register the transfer or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that every Warrant presented and surrendered for registration of transfer or exchange shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or the holder's attorneys duly authorized in writing.

     To permit registrations of transfer and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.3 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

     5.3 SURRENDER OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise or repurchase of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time such canceled Warrant Certificates.

                                   ARTICLE VI

                                  Warrant Agent

     6.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

     6.2 RIGHTS AND DUTIES OF WARRANT AGENT.

     (a) AGENT FOR THE COMPANY. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

     (b) COUNSEL. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (c) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the holders or on behalf of the holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

     (e) NOT RESPONSIBLE FOR ADJUSTMENTS OR VALIDITY OF STOCK. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to
Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

     6.3 INDIVIDUAL RIGHTS OF WARRANT AGENT. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     6.4 WARRANT AGENT'S DISCLAIMER. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

     6.5 COMPENSATION. The Company agrees to pay the Warrant Agent from time to time such compensation for its services as the Company and the Warrant Agent shall agree from time to time. The Company's payment obligations pursuant to this Section 6.5 shall survive the termination of this Agreement.

     6.6 SUCCESSOR WARRANT AGENT.

     (a) THE COMPANY TO PROVIDE WARRANT AGENT. The Company agrees for the benefit of the holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

     (b) RESIGNATION AND REMOVAL. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

     (c) THE COMPANY TO APPOINT SUCCESSOR. In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent (or, in the absence of such appointment within 60 days after the notice of resignation or removal, either party hereto may petition the appointment of a successor by a court of competent jurisdiction). Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of
(i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

     (d) SUCCESSOR TO EXPRESSLY ASSUME DUTIES. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) SUCCESSOR BY MERGER. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business; provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII

                                  Miscellaneous

     7.1 COMPANY RESALES. The Company hereby agrees with each holder, that the Company shall not resell any Warrants or Warrant Shares it acquires, by purchase or otherwise, except pursuant to an effective registration statement.

     7.2 SEC REPORTS AND OTHER INFORMATION. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, for all periods ending after the date of this Warrant Agreement and through the Expiration Date, file with the SEC and thereupon provide the Warrant Agent and holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     7.3 PERSONS BENEFITING. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the holders any right, remedy or claim under or by reason of this agreement or any part hereof.

     7.4 RIGHTS OF HOLDERS. Except as expressly contemplated herein, holders of unexercised Warrants are not, solely because they hold Warrants, entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to exercise any preemptive right or to receive notice of any other proceedings of the Company or (v) to exercise any other rights whatsoever as stockholders of the Company.

     7.5 AMENDMENT. This Agreement may be amended by the parties hereto without the consent of any holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that the Company determines, and the Warrant Agent may rely on such determination, that such action shall not affect adversely the rights of the holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders shall require the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in Article IV). In determining whether the holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company, or by any officer or employee of the Company or any of its subsidiaries, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

     7.6 NOTICES. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

     if to the Company:

          Silicon Gaming, Inc.
          2800 W. Bayshore Road
          Palo Alto, CA  94303
          Attention:  President

     with a copy to:

          Squire, Sanders & Dempsey L.L.P.
          40 N. Central Avenue, Suite 2700
          Phoenix, AZ  85004
          Attention:  Joseph M. Crabb, Esq.
                      Joel J. Agena, Esq.
     and:

          Gray, Cary, Ware & Freidenrich
          400 Hamilton Avenue
          Palo Alto, CA  94301
          Attention:  James M. Koshland, Esq.

     if to the Warrant Agent:

          EquiServe Trust Company, N.A.
          150 Royall Street
          Canton, MA  02021
          Att:  Corporate Actions Department

     The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a holder shall be mailed to the holder at the holder's address as it appears on the register in which the Company shall provide for the registration of Warrants and Warrant Shares and of transfers and exchanges of Warrants and Warrant Shares and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND CALIFORNIA STATE COURTS LOCATED IN THE CITY OF PALO ALTO OR THE CITY OF SAN JOSE IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS
CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     7.8 SUCCESSORS. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

     7.9 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

     7.10 TABLE OF CONTENTS. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     7.11 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     7.12 FURTHER ASSURANCES. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

     IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

                                        SILICON GAMING, INC.




                                        By:
                                           -------------------------------------
                                        Name: Andrew S. Pascal
                                        Title: President and Chief Executive
                                               Officer


                                        EQUISERVE TRUST COMPANY, N.A.,
                                        as Warrant Agent,


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE


No. _________                                     Certificate for _____ Warrants
                                                           CUSIP No. 827054 12 3

                      WARRANTS TO PURCHASE COMMON STOCK OF
                              SILICON GAMING, INC.

     THIS CERTIFIES THAT ___________________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Silicon Gaming, Inc., a California corporation (the "Company"), shares of Common Stock, $.001 par value, of the Company (the "Common Stock") at the per share exercise price of $0.1528 (the "Exercise Price"). The number of shares of Common Stock into which each Warrant will be exercisable (subject to adjustment as provided in the Warrant Agreement) shall be 3.59662 per share of current Common Stock. This Warrant shall terminate and become void as of the earlier of (i) the close of business on the fourth anniversary of the Issue Date (the "Expiration Date"), or (ii) the date such Warrant is exercised. In addition, following the second anniversary of the Issue Date the Warrants will automatically terminate, if not sooner exercised, on the 180th day (the "Termination Date") following any period of twenty (20) consecutive trading days ending on the date (the "Trigger Date") on which the average closing price of the Common Stock as reported by the NASDAQ National Market, New York Stock Exchange, or other national securities exchange (adjusted for any stock split, reverse stock splits or stock dividend) equals or exceeds $0.2346 per share. The "Issue Date" of this Warrant is May ___, 2000. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April ___, 2000 (the "Warrant Agreement"), between the Company and EquiServe Trust Company, N.A., a national banking association with its principal offices in Canton, Massachusetts (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. In the event of a conflict between the terms and provisions of this Warrant and the Warrant Agreement, the terms and provisions of the Warrant Agreement will control. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.2 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

     Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the market price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

     Notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, in no event shall a holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act or otherwise for the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

     The Warrants will not be registered under the Securities Act. The Warrants may not be sold, transferred or otherwise disposed of except pursuant to a valid exemption from the registration requirements of the Securities Act and applicable state securities laws. A holder may transfer its Warrants only pursuant to a valid exemption from the registration requirements of applicable securities laws and only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register.

     The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

     The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DATED: April ___, 2000


SILICON GAMING, INC.                          Countersigned:


By:                                           EQUISERVE TRUST COMPANY, N.A. as
    --------------------------------          Warrant Agent,
Name: Andrew S. Pascal
Its: President and Chief Executive
     Officer
                                              By:
Attest:                                          -------------------------------
                                                      Authorized Signatory

------------------------------------
         Assistant Secretary

                                    EXHIBIT 1

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of May ___, 2000, to purchase _______ shares of the Common Stock, par value $.001 pre shares, of Silicon Gaming, Inc. and

[Check one]

______ tenders herewith payment of $____________ (the Exercise Price multiplied by the number of shares).

______ elects a cashless exercise for the number of shares of Common Stock equal in Market Value to the difference between the Market Value of ______ shares of Common Stock issuable upon exercise of this Warrant and the total case Exercise Price thereof. Market Value shall be an amount equal to the market price of the Common Stock on the day of the Company's receipt of this Notice of Exercise form duly executed, multiplied by the number of shares of Common Stock above.

         Please deliver the stock certificate to:

                  ----------------------------------

                  ----------------------------------

                  ----------------------------------

--------------------------------
[Name of holder]
By: